Exhibit 10.25

[EXECUTION COPY]

CONFIDENTIAL SETTLEMENT AGREEMENT AND GENERAL RELEASE

     THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND GENERAL RELEASE (the “Agreement”) is entered into as of August 15, 2004 (the “Effective Date”), by and between Agere Systems Inc., a Delaware corporation (together with its predecessors and its successors and assigns, the “Company”), and Ronald D. Black (the “Employee”).

W I T N E S S E T H:

     WHEREAS, the Employee is currently employed by the Company;

     WHEREAS, the Employee and the Company (the “Parties”) have decided to terminate their employment relationship effective as of the date hereof; and

     WHEREAS, the Parties have negotiated and agreed to a final confidential settlement of their respective rights, obligations and liabilities;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1.      Payment. Subject to the terms and conditions of this Agreement, the Company shall pay the Employee a severance payment equal to $1,540,000 (the “Payment”). The Payment together with the Employee’s accrued vacation shall be paid within 30 business days of the Expiration Date (as defined in paragraph 8 of this Agreement) but in any event not earlier than the Effective Date. The Employee acknowledges and agrees that the Payment (i) represent the gross amount before all applicable federal, state and local withholding taxes that are required to, and will, be deducted by the Company, and (ii) except as set forth in Paragraphs 2, 3 and 4 below, is in consideration of all amounts owed by the Company to the Employee, including without limitation any amounts that may be due to the Employee under any Company benefit or welfare plan or policy.

     2.      Equity. All of the Employees vested and unvested stock options will be treated in accordance with the Company’s existing 2001 Long Term Incentive Plan and the Employee’s individual nonstatutory stock option agreements.

     3.      Health and Welfare Benefits. The Employee’s health and welfare benefits will be treated in accordance with the Company’s existing health and welfare plans and policies applicable to the Employee, including, without limitation, eligibility for COBRA benefits.

     4.      Pension Plan. The Employee’s pension benefits, if any, will be treated in accordance with the Company’s existing pension plan applicable to the Employee.

Agere Systems-Proprietary (Restricted)
Solely for Authorized Persons Having a Need to Know Pursuant to Company Instructions

             5.     Non-Solicitation; Non-Compete and Cooperation.

                   (a)      Until August 14, 2006, the Employee shall not, without the prior written consent of the Company’s Chief Executive Officer, (i) directly or indirectly solicit or employ (or encourage any company or business organization in which he is an officer, employee, partner, director, consultant or member of a technical advisory board to solicit or employ) or (ii) refer to any employee search firms, any person who was employed by the Company on the Effective Date.

                   (b)      Until August 14, 2006, the Employee shall not, without the prior written consent of the Company’s Chief Executive Officer, at any time or for any reason, anywhere in the world, directly or indirectly (i) engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (except as a holder of less than 5% of the combined voting power of the outstanding stock of a publicly held company) or in any other individual, corporate or representative capacity, or render any services or provide any advice to any entity that is a competitor of the Company (as listed from time to time on the Company’s Annual Report on Form 10-K) or their affiliates, or (ii) meaningfully assist, help or otherwise support any person, business, corporation, partnership or other entity or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (other than in the capacity as a stockholder of less than 5% of the combined voting power of the outstanding shares of stock of a publicly held company) or in any other individual, corporate or representative capacity, to create, commence or otherwise initiate, or to develop, enhance or otherwise further, any business or activity of any entity that is a competitor of the Company (as listed from time to time on the Company’s Annual Report on Form 10-K) or their affiliates.

                   (c)      If at any time the Employee violates the provisions of Paragraphs 5(a) or 5(b) above, any amounts remaining unpaid under the terms of this Agreement shall immediately be forfeited and terminated, and any amounts already paid (but not including any federal, state, and local taxes that were withheld at payment) by the Company to the Employee in accordance herewith, except for the sum of One Thousand Dollars ($1,000) shall, at the sole discretion of the Company, be required to be repaid by the Employee to the Company within ten business days of the Company’s request in writing therefore. This provision shall not affect the Company’s right to otherwise specifically enforce any provision relating to non-solicitation or non-competition that is in this Agreement or in any other agreement, document or plan applicable to the Employee.

                   (d)      The Employee hereby agrees that, from time to time upon the reasonable request of the Company, the Employee shall assist the Company in connection with any pending or future dispute, litigation, arbitration or similar proceeding or investigation or any regulatory requests or filings involving the Company, any of its employees or directors or the employees and directors of any subsidiary.

Agere Systems-Proprietary (Restricted)
Solely for Authorized Persons Having a Need to Know Pursuant to Company Instructions

             6.      Confidential Nature of Agreement; Publicity and Non-Disparagement.

                   (a)      Except to the extent required to effectuate the restrictions contained in Paragraph 5(a) of this Agreement, the Employee agrees that this Agreement and its terms are confidential, and he shall neither discuss the terms of this Agreement with, nor disclose this Agreement to, any person or organization, except as required by law or lawful court order. Notwithstanding the foregoing, the Employee may in any event discuss this Agreement with, and disclose all or any portion of this Agreement to, his spouse, and his legal and financial advisors. The Employee agrees to advise these individuals of the confidential nature of this Agreement and the facts giving rise to it as well as their obligation to maintain the confidentiality of this Agreement or the facts giving rise to it. If disclosure of this Agreement is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process), the Employee will promptly notify the Company of such request or requirement and will cooperate with the Company such that the Company may seek an appropriate protective order or other appropriate remedy. Employee affirms that as of the Effective Date, he has not disclosed the nature or terms of this Agreement except as otherwise permitted hereby.

                    (b)      The Employee agrees that he shall not (i) testify or otherwise provide testimony in any form at or for any legal or administrative proceeding, including testimony related to any matter involving the Company, unless legally compelled to do so or (ii) make statements to third parties, the public, the press or the media or any administrative agency, in either case that would portray the Company in an adverse light or disparage the Company, or cause injury to the Company with respect to events occurring prior to or after the Effective Date.

             7.     Confidentiality. The Employee hereby agrees and covenants, that:

                   (a)      he shall not divulge to any person or entity other than the Company, without express written authorization of the Company’s Chief Executive Officer, any proprietary or confidential information, whether written or oral, received or gained by him in the course of his employment by the Company or of his duties with the Company (“Confidential Information”), nor shall he make use of any such Confidential Information on his own behalf or on behalf of any other person or entity, for so long as such Confidential Information is not known to the general public; and

                   (b)      he shall return or cause to be returned to the Company’s Chief Executive Officer any and all property of the Company of any kind or description whatsoever, including, but not limited to, any Confidential Information, which has been furnished to him or is held by him, at his residence or elsewhere, and shall not retain any copies, duplicates, reproductions or excerpts thereof.

            8      Release. In consideration of the Company’s entering into this Agreement and the payments and benefits set forth herein, the Employee, on behalf of himself and his heirs, executors, administrators, successors and assigns, knowingly and voluntarily waives, releases and forever discharges the Company, each of its subsidiaries or affiliated companies, their respective current and former officers, employees, agents and directors, and any successor or assign of any of the foregoing, from any claim, charge, action or cause of action any of them may have against any such released person, whether known or

Agere Systems-Proprietary (Restricted)
Solely for Authorized Persons Having a Need to Know Pursuant to Company Instructions

unknown, from the beginning of time through the date of this Agreement based upon any matter, cause or thing whatsoever related to or arising out of his employment by the Company or his termination other than claims arising out of a breach of this Agreement or any claim that cannot be waived by law. All such claims are forever barred by this Agreement.

                   This release and waiver includes, but is not limited to, any rights or claims under United States federal, state or local law, for wrongful or abusive discharge, for breach of any contract, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any unlawful criterion or circumstance, including, but not limited to, rights or claims under the Family and Medical Leave Act, claims of discrimination under the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Workforce Adjustment Retraining Notification Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, Section 1981 through 1988 of the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, Executive Order 11246 and any other executive order, the Fair Labor Standards Act and its state and local counterparts, the Uniform Services Employment and Reemployment Rights Act, and the Immigration Reform Control Act, all as amended. The Employee confirms that he has no claim or basis for a claim whatsoever against the Company with respect to any such matters related to or arising out of his employment by the Company or his termination.

                   The Employee affirms that he has been given at least 21 days within which to consider this release and its consequences, that he has seven days following his signing of this Agreement (the seventh day being the “Expiration Date”) to revoke and cancel the terms and conditions contained herein and the terms and conditions of this Agreement shall not become effective or enforceable until the seven-day revocation and cancellation period has expired, and that, prior to the execution of this Agreement, he has been advised by the Company to consult with an attorney of his choice concerning the terms and conditions set forth herein. Any revocation or cancellation of this Agreement by the Employee pursuant to this paragraph shall be in writing delivered to the Company.

          9.      Entire Agreement. This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between the Parties with respect thereto. This Agreement may not be modified or amended except by a writing signed by both Parties.

          10.    No Admission. This Agreement is entered into in compromise of disputed claims. The parties acknowledge and agree that this Agreement does not constitute and should not be construed in any way as an admission by any other party of (a) any wrongdoing or liability whatsoever, (b) any violation of the Employee’s rights or those of any other person, or (c) any violation of any order, law, statute, duty or contract. The Company specifically disclaims any liability for any alleged wrongdoing or liability, for any alleged violation of my rights or those of any other person, or for any alleged violation of any order, law, statute, duty or contract.

Agere Systems-Proprietary (Restricted)
Solely for Authorized Persons Having a Need to Know Pursuant to Company Instructions

          11.      Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          12.      Survival; Termination. The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. This Agreement may be terminated by the Company if the Employee breaches any provision hereof.

          13.      Interpretation; Governing Law. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any person or entity. To the extent that federal law controls the interpretation or enforceability of any provision of this Agreement, this Agreement shall be construed and enforced in accordance with federal law. Otherwise, this Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without reference to the principles of conflicts of law.

          14.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

Agere Systems-Proprietary (Restricted)
Solely for Authorized Persons Having a Need to Know Pursuant to Company Instructions

BY SIGNING AND DELIVERING THIS AGREEMENT, THE EMPLOYEE STATES:

     (A)      HE HAS READ IT AND UNDERSTANDS IT AND HAS AT LEAST 21 DAYS TO CONSIDER IT AND A PERIOD OF SEVEN DAYS AFTER EXECUTING IT TO REVOKE IT;

     (B)      HE AGREES WITH IT AND IS AWARE THAT HE IS GIVING UP IMPORTANT RIGHTS, INCLUDING RIGHTS PROVIDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT, FOR CONSIDERATION TO WHICH HE WAS NOT ALREADY OTHERWISE ENTITLED;

     (C)      HE WAS ADVISED TO, AND IS AWARE OF HIS RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND

     (D)      HE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                                       AGERE SYSTEMS INC.

By: /s/ John T. Dickson Name: John T. Dickson Title: President and Chief Executive Officer

/s/ Ronald D. Black Name: Ronald D. Black Address: 1515 Bette Lane

Hellertown, PA 18055

_________________________

Agere Systems-Proprietary (Restricted)
Solely for Authorized Persons Having a Need to Know Pursuant to Company Instructions